Registration No. 333-
 As filed with the Securities and Exchange Commission on May 19, 1997
==============================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      Under
                             THE SECURITIES ACT OF 1933


                            WESTERN PACIFIC AIRLINES, INC.
                Exact name of registrant as specified in its charter)
           Delaware                                  86-0758778
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                        2864 South Circle Drive, Suite 1100
                         Colorado Springs, Colorado  80906
                                   (719) 579-7737
            (Address and telephone number of principal executive offices)



                         WESTERN PACIFIC AIRLINES, INC.
                1996 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS;
                         WESTERN PACIFIC AIRLINES, INC.
                 AMENDED AND RESTATED 1995 DIRECTORS' OPTION PLAN;
                                      AND
                      STOCK TO BE ISSUED TO ROBERT A. PEISER
                       UNDER WRITTEN COMPENSATION CONTRACT
                           (Full Title of the Plans)



Nina Ortega
Secretary
Western Pacific Airlines, Inc.
2864 South Circle Drive
Suite 1100
Colorado Springs, Colorado 80906
(719) 579-7737
(Name, address and telephone number of agent for service)





Copy to:
Allan J. Reich
D'Ancona & Pflaum
30 North LaSalle Street
Suite 2900
Chicago, Illinois 60602
(312) 580-2000

CALCULATION OF REGISTRATION FEE
                                                        Proposed Maximum     Proposed Maximum
                                         Amount to be  Aggregate Offering   Aggregate Offering       Amount of
Title of Securities to be Registered      Registered   Price Per Share<F4>      Price <F4>      Registration Fee<F4>
---------------------------------------  ------------  -------------------  ------------------  --------------------
Common Stock, par value $.001 per share    96,495<F1>         $6.38             $615,638.10            $187.00
Common Stock, par value $.001 per share   100,000<F2>         $6.38             $638,000.00            $194.00
Common Stock, par value $.001 per share   100,000<F3>         $6.38             $638,000.00            $194.00
                                                                                                       -------
                 Total Registration Fee                                                                $575.00
                                                                                                       -------

<F1>
The number of shares set forth is the number of shares remaining to be granted under the provisions of the 1996 Restricted Stock Plan for Non-Employee Directors (the "1996 Plan").
<F2>
The number of shares set forth is the number of additional shares which may be purchased upon exercise of stock options which may hereafter be granted under the provisions of the Amended and Restated 1995 Directors' Option Plan (the "1995 Plan").
<F3>
Represents the number of shares to be issued to Robert A. Peiser pursuant to the terms of his Employment Agreement dated November 21, 1996.
<F4>
Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low sales prices reported on the NASDAQ National Market on May 14, 1997.

                               EXPLANATORY NOTE

 THIS PROSPECTUS REGISTERS (I) 96,495 SHARES OF THE COMMON STOCK OF WESTERN PACIFIC AIRLINES, INC. (THE "COMPANY") REMAINING TO BE ISSUED UNDER THE 1996 PLAN;(II) 100,000 ADDITIONAL SHARES OF THE COMPANY'S COMMON STOCK TO BE ISSUED UNDER THE COMPANY'S 1995 PLAN (FOR WHICH 200,000 SHARES WERE PREVIOUSLY REGISTERED ON THE COMPANY'S FORM S-8, FILE NO. 33-80031, FILED ON DECEMBER 5, 1995 ("33-80031"); AND (III) 100,000 SHARES OF THE COMPANY'S COMMON STOCK TO BE ISSUED TO ROBERT A. PEISER PURSUANT TO HIS EMPLOYMENT AGREEMENT DATED NOVEMBER 21, 1996.

 ALL 200,000 SHARES UNDER THE 1995 PLAN THAT WERE PREVIOUSLY REGISTERED ON 33-80031 AS DESCRIBED ABOVE HAVE BEEN CARRIED FORWARD AND THE AMOUNT OF THE PRIOR REGISTRATION FEE WITH RESPECT TO THESE SHARES WAS $1,310.35.


PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

 The following documents which have been filed by Western Pacific Airlines, Inc. (the "Company") (File No. 0-27238) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

  2. The Company's current reports on Form 8-K (i) dated December 18, 1996 and filed January 3, 1997 and (ii) dated January 31, 1997 and filed February
11, 1997, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

  3. The description of the Company's Common Stock contained in the registration statement on Form 8-A dated November 17, 1995, filed under
Section 12(g) of the Securities Exchange Act of 1934, File No. 0-27238, together with any amendments or reports filed for the purpose of updating such description.

 All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing.

ITEM 4.  DESCRIPTION OF SECURITIES.

 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Generally, Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") permits a corporation to indemnify certain persons made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the corporation, the director or officer is not permitted to be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable to the corporation unless the Delaware Court of Chancery determines otherwise.

 Section 102(b)(7) of the Delaware Corporation Law enables a Delaware corporation to include a provision in its certificate of incorporation limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions that are not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under
Section 174 of the Delaware Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

 The Company's Restated Certificate of Incorporation provides for the elimination of director liability (pursuant to Section 102(b)(7) of the Delaware Corporation Law) and indemnification of its directors and officers to the fullest extent permitted by law. In addition, the Bylaws of the Company provide for indemnification of its directors and officers to the fullest extent permitted by the Delaware Corporation Law and by the Restated Certificate of Incorporation, upon a determination by a majority vote of a quorum consisting of the disinterested directors of the Board of Directors or if a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the stockholders that indemnification is proper in the circumstances because the applicable standards of conduct set forth in the Delaware Corporation Law have been met.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

 Not applicable.

ITEM 8.  EXHIBITS.

 See Exhibit Index on page 6.

ITEM 9.  UNDERTAKINGS.

 (1)  The Company hereby undertakes:

  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

 (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


 SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado, on May 15, 1997.

      WESTERN PACIFIC AIRLINES, INC.
      (Registrant)


      By:   /S/  Robert A. Peiser
         -------------------------------------
         Robert A. Peiser
         President and Chief Executive Officer



POWER OF ATTORNEY

 Each person whose signature appears below this registration statement hereby severally constitutes and appoints Robert A. Peiser, George Leonard and Stacy Mihalsky, and each of them acting singly, our true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all post-effective amendments to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.
SIGNATURE TITLE DATE

 /S/  Robert A. Peiser
 ---------------------
President and Chief Executive Officer (Principal Executive Officer), Director
 May 15, 1997

 /S/  George Leonard
 -------------------
Vice President Finance and Chief Financial Officer (Principal Financial Officer)
 May 15, 1997

 /S/ Stacy A. Mihalsky
 ---------------------
Controller (Chief Accounting Officer)
 May 15, 1997

 /S/ Edward R. Beauvais
 ----------------------
Chairman of the Board
 May 15, 1997

 /S/ Clayton I. Bennett
 ----------------------
Director
 May 15, 1997

 /S/ Glenn M. Stinchcomb
 ----------------------
Director
 May 15, 1997

 /S/ Ivan Irwin, Jr.
 -------------------
Director
 May 15, 1997

 /S/ James R. Wikert
 -------------------
Director
 May 15, 1997

 EXHIBIT INDEX


Exhibit No.                             Description
-----------   ---------------------------------------------------------------
   3.1        Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1 (Registration No. 33-97862)).

   3.2 Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996.

    5 Opinion of D'Ancona & Pflaum as to the legality of the Company's Common Stock.

  23.1        Consent of D'Ancona & Pflaum (included in the Opinion filed as
              Exhibit 5 hereto).

  23.2        Consent of Arthur Andersen LLP.

   24 Power of Attorney is included on the signature pages of the registration statement.